Exhibit 10.6

SEVENTH AMENDMENT TO CREDIT AGREEMENT AND
OTHER LOAN DOCUMENTS

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), dated as of May 13, 2020, by and among CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (“Borrower”), the undersigned parties to this Amendment executing as “Guarantors” (hereinafter referred to individually as “Guarantor” and collectively as “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), THE HUNTINGTON NATIONAL BANK (“Huntington”), BMO HARRIS BANK N.A. (“BMO”; KeyBank, Huntington and BMO collectively, the “Lenders”), and KeyBank as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Agent, KeyBank and the lenders party thereto are parties to that certain Credit Agreement dated as of March 1, 2017, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of May 11, 2017 (the “First Amendment”), as amended by that certain Second Amendment to Credit Agreement dated as of December 13, 2017 (the “Second Amendment”), as amended by that certain Third Amendment to Credit Agreement dated as of March 8, 2019 (the “Third Amendment”), as amended by that certain Fourth Amendment to Credit Agreement dated as of May 3, 2019 (the “Fourth Amendment”), as amended by that certain Fifth Amendment to Credit Agreement dated as of August 9, 2019 (the “Fifth Amendment”), and as amended by that certain Sixth Amendment to Credit Agreement and Other Loan Documents dated as of March 30, 2020 (the “Sixth Amendment”) (such Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, certain of the Guarantors executed and delivered to Agent that certain Unconditional Guaranty of Payment and Performance dated as of March 1, 2017, as amended by the First Amendment and the Sixth Amendment (as such Guaranty, as amended by the First Amendment and the Sixth Amendment, may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Guaranty”);

WHEREAS, CDOR TLH Magnolia, LLC, TRS TLH Magnolia, LLC, CDOR LEX Lowry, LLC, TRS LEX Lowry, LLC, CDOR AUS Louis, LLC and TRS AUS Louis, LLC have become a party to the Guaranty pursuant to that certain Joinder Agreement dated March 24, 2017; and

WHEREAS CDOR MCO Village, LLC and TRS MCO Village, LLC have become a party to the Guaranty pursuant to that certain Joinder Agreement dated June 21, 2017; and

WHEREAS, CDOR ELP Edge, LLC, TRS ELP Edge, LLC, CDOR AUS Casey, LLC and TRS AUS Casey, LLC have become a party to the Guaranty pursuant to that certain Joinder Agreement dated August 31, 2017; and

WHEREAS, CDOR AUS Tech, LLC and TRS AUS Tech, LLC have become a party to the Guaranty pursuant to that certain Joinder Agreement dated January 17, 2018; and

WHEREAS, CDOR CHS Holiday, LLC and TRS CHS Holiday, LLC have become a party to the Guaranty pursuant to that certain Joinder Agreement dated February 21, 2018; and

WHEREAS, Spring Street Hotel Property LLC and Spring Street Hotel OPCO LLC have become a party to the Guaranty pursuant to that certain Joinder Agreement dated of even date herewith; and

WHEREAS, the Borrower has delivered an Increase Notice, and the Borrower and the Guarantors have requested that the Agent and the Lenders make certain modifications to the Credit Agreement, and Agent and the undersigned Lenders have consented to such modifications, subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

Definitions

.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

Modifications of the Credit Agreement

.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a) By deleting in their entirety the definitions of “LIBOR” and “Total Commitment” appearing in §1.1 of the Credit Agreement and inserting in lieu thereof the following:

“LIBOR.  For any LIBOR Rate Loan for any Interest Period, the average rate as shown in Reuters Screen LIBOR 01 Page (or any successor service, or if such Person no longer reports such rate as determined by the Agent, by another commercially available source providing such quotations approved by the Agent) at which deposits in U.S.  dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations.  If such service or such other Person approved by the Agent described above no longer reports such rate or the Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to the Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus the Applicable Margin for such Loan.  For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.  Notwithstanding the foregoing, if the rate shown on Reuters Screen LIBOR01 Page (or any successor service designated pursuant to this definition) shall be less than positive 0.50%, such rate shall be deemed to be positive 0.50% for the purposes of this Agreement.”

“Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  As of May 13, 2020, the Total Commitment is One Hundred Thirty-Six Million Eighty Thousand and No/100 Dollars ($136,080,000.00).  The Total Commitment may increase in accordance with §2.11.”

(b) By deleting in its entirety the definition of “Benchmark Replacement” appearing in §4.15(e) of the Credit Agreement and inserting in lieu thereof the following:

““Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than positive 0.50%, the Benchmark Replacement will be deemed to be positive 0.50% for the purposes of this Agreement.”

(c) By deleting in its entirety the last sentence of §8.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Notwithstanding anything to the contrary in this Agreement, including without limitation, this §8.1, neither the Borrower, Guarantor, nor any of their respective Subsidiaries shall create, incur, assume, guarantee or become liable, contingently or otherwise, on or after March 30, 2020 with respect to any Recourse Indebtedness expect for (i) Recourse Indebtedness under this Agreement and (ii) a Paycheck Protection Program loan under the Coronavirus Aid, Relief, and Economic Security Act in an amount not to exceed $2,700,000.00 (provided that for the purposes of calculating compliance with the financial covenants, such Paycheck Protection Program loan shall not be considered Indebtedness for so long as no principal and interest is payable with respect thereto).”

(d) By deleting in its entirety Schedule 1.1 attached to the Credit Agreement, and inserting in lieu thereof Schedule 1.1 attached hereto and made a part hereof.
(e) By deleting in its entirety Schedule 5.5 attached to the Credit Agreement and inserting in lieu thereof Schedule 5.5 attached hereto and made a part hereof.

2. Modification of the Guaranty.  Guarantors, Agent and Lenders do hereby modify and amend the Guaranty by deleting in its entirety paragraph (a) appearing on page 1 of the Guaranty, and inserting in lieu thereof the following:

“(a)the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by

Borrower to the order of the Lenders in the aggregate principal face amount of up to One Hundred Thirty-Six Million Eighty Thousand and No/100 Dollars ($136,080,000.00), together with interest as provided in the Revolving Credit Notes and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”.

Commitments

.

(a) As of the “Effective Date” (as hereinafter defined) of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s (including KeyBank’s) Commitment shall be the amount set forth on Schedule 1.1 attached hereto.  In connection with the increase of the Commitments, KeyBank shall be issued a replacement Revolving Credit Note in the principal face amount of its Commitment, which will be a “Revolving Credit Note” under the Credit Agreement.  Such Revolving Credit Note shall be a replacement Revolving Credit Note, and KeyBank will promptly return to Borrower its existing Revolving Credit Note that is being replaced marked “Replaced”.

(b) The Commitments of Huntington and BMO have been further reduced to the amount set forth on Schedule 1.1 attached hereto.   In connection with this Amendment, each of Huntington and BMO shall be issued a replacement Revolving Credit Note in the principal face amount of its Commitment, which will be a “Revolving Credit Note” under the Credit Agreement.  Each such Revolving Credit Note shall be a replacement Revolving Credit Note, and Huntington and BMO shall each promptly return to Borrower its existing Revolving Credit Note that is being replaced marked “Replaced”.

(c) On the Effective Date of this Amendment, KeyBank shall advance to the Borrower the Commitment Increase of $34,080,000.00 to be used for the purposes set forth in the Sixth Amendment.
References to Credit Agreement and Guaranty

.  All references in the Loan Documents to the Credit Agreement and Guaranty shall be deemed a reference to the Credit Agreement and Guaranty as modified and amended herein.

Consent of Guarantors

.  By execution of this Amendment, Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement and Guaranty as set forth herein and the execution and delivery of and any other agreements contemplated in hereby, and Borrower and Guarantors hereby acknowledge, represent and agree that the Credit Agreement and Guaranty, as modified and amended herein, and the other Loan Documents, as the same may be modified in connection with this Amendment, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

Representations

.  Borrower and Guarantors represent and warrant to Agent and the Lenders as follows as of the date of this Amendment:

Authorization

.  The execution, delivery and performance by the Borrower and the Guarantors of this Amendment and any other agreements contemplated hereby and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, any of such Persons or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons other than the liens and encumbrances in favor of the Agent contemplated by this Amendment and the other Loan Documents, and (vi) do not require any approval or consent of any Person other than those already obtained and delivered to the Agent.

Enforceability

.  This Amendment and each other document executed and delivered in connection with this Amendment are the valid and legally binding obligations of Borrower and Guarantors, enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

Approvals

.  The execution, delivery and performance by the Borrower and the Guarantors of this Amendment and any other agreements contemplated hereby and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained.

Reaffirmation

.  Each of the representations and warranties made by or on behalf of Borrower, Guarantors or any of their respective Subsidiaries contained in this Amendment, the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment are true in all material respects as of the date as of which they were made and are true in all material respects as of the date hereof, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

No Default.  By execution hereof, the Borrower and Guarantors certify that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents immediately after the execution and delivery of this Amendment and the other documents executed in connection herewith, and that no Default or Event of Default has occurred and is continuing.

Waiver of Claims

.  Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Ratification

.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Guaranty and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Guaranty and the other Loan Documents.  Nothing in this Amendment or any other document executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).  This Amendment shall constitute a Loan Document.

Counterparts

.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

Miscellaneous

.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

Amendments of Other Loan Documents

.  The Lenders authorized Agent to execute and deliver amendments to the other Loan Documents as Agent deems appropriate contemporaneously with the execution and delivery of this Amendment.

Effective Date

.  This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:

(d) the execution and delivery of this Amendment by Borrower, Guarantors, Agent, and the Required Lenders;
(e) Borrower shall have paid to Agent and KCM the fees set forth in a separate letter between Borrower, Agent and KCM;
(f) the delivery to Agent of a Revolving Credit Note duly executed by the Borrower in favor of each Lender in the amount set forth next to such Lender’s name on Schedule 1.1 attached hereto;
(g) the Real Estate securing the Aloft Atlanta Term Loan shall simultaneously become a Borrowing Base Property;
(h) delivery to Agent of a current Compliance Certificate and Borrowing Base Certificate acceptable to Agent;

(i) receipt by Agent of such other consents, resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request; and
(j) the Borrower shall have paid the reasonable fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby.
3. Amendment as a Loan Document. The Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment under seal as of the day and year first above written.

BORROWER:

CONDOR HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:Condor Hospitality REIT Trust, a Maryland real estate investment trust, its general partner

By:  /s/ Arinn Cavey
Name: Arinn Cavey
Title: Vice President

GUARANTORS:
CONDOR HOSPITALITY REIT TRUST, a Maryland real estate investment trust By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President

CONDOR HOSPITALITY TRUST, INC., a
Maryland corporation

By: /s/ Arinn Cavey
Name: Arinn Cavey

Title: Chief Financial Officer

TRS LEASING, INC., a Virginia corporation

By: /s/ Arinn Cavey
Name: Arinn Cavey
Title: Vice President

CDOR AUS LOUIS, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President

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Signature Page to Seventh Amendment to Credit Agreement - KeyBank/Condor

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Signature Page to Seventh Amendment to Credit Agreement - KeyBank/Condor

CDOR LEX LOWRY, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
CDOR TLH MAGNOLIA, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
TRS AUS LOUIS, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
TRS LEX LOWRY, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
TRS TLH MAGNOLIA, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
CDOR MCO VILLAGE, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President

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Signature Page to Seventh Amendment to Credit Agreement - KeyBank/Condor

TRS MCO VILLAGE, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
CDOR ELP EDGE, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
TRS ELP EDGE, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
CDOR AUS CASEY, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
TRS AUS CASEY, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
CDOR AUS TECH, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President

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Signature Page to Seventh Amendment to Credit Agreement - KeyBank/Condor

TRS AUS TECH, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
CDOR CHS HOLIDAY, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
TRS CHS HOLIDAY, LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President

SPPR-DOWELL, LLC, a Delaware limited liability company By: SPPR-Dowell Holdings, Inc., a Delaware corporation, its manager By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President

SPPR-DOWELL TRS SUBSIDIARY, LLC, a Delaware limited liability company

By:  Condor Hospitality REIT Trust, a Maryland real estate investment trust, its manager

By: /s/ Arinn Cavey

Name: Arinn Cavey

Title: Vice President

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Signature Page to Seventh Amendment to Credit Agreement - KeyBank/Condor

SPPR-DOWELL HOLDINGS, INC., a Delaware corporation By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President

SPRING STREET HOTEL PROPERTY LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President
SPRING STREET HOTEL OPCO LLC, a Delaware limited liability company By: /s/ Arinn Cavey Name: Arinn Cavey Title: Vice President

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Signature Page to Seventh Amendment to Credit Agreement - KeyBank/Condor

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By: /s/ Thomas Z. Schmitt

Name:  Thomas Z. Schmitt
Title:    Assistant Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Rebecca Stirnkorb

Name:  Rebecca Stirnkorb
Title:    Assistant Vice President

BMO HARRIS BANK N.A.

By: /s/ Gwendolyn Gatz

Name:  Gwendolyn Gatz
Title:    Director

Signature Page to Seventh Amendment to Credit Agreement - KeyBank/Condor

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage[1]
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: Tom Schmitt Telephone: 770-510-2109 Facsimile: 770-510-2195	$69,152,663.04	50.817653622687%
LIBOR Lending Office: Same as Above
The Huntington National Bank 200 Public Square, 7th Floor Cleveland, Ohio 44114 Attention: Scott A. Childs Telephone: 216-515-6529 Facsimile: 888-987-9315	$33,463,668.48	24.591173188657%
LIBOR Lending Office: Same as Above
BMO Harris Bank N.A. 115 S. LaSalle Street, 36W Chicago, Illinois 60603 Attention: Gwen Gatz Telephone: 312-461-2238	$33,463,668.48	24.591173188657%
LIBOR Lending Office: Same as Above

TOTAL	$136,080,000.00	100%

1 Percentages may not equal 100% due to rounding.

Schedule 1.1 to Seventh Amendment to Credit Agreement - KeyBank/Condor

SCHEDULE 5.5

MINIMUM RELEASE PRICES

Brand	City	Franchise	Minimum Release Price
Hilton Garden Inn	Dowell	Hilton	$10,350,000
Home 2 Suites	Round Rock	Hilton	$15,075,000
Home 2 Suites	Lexington	Hilton	$14,850,000
Home 2 Suites	Tallahassee	Hilton	$19,350,000
Hampton Inn & Suites	Lake Mary	Hilton	$17,325,000
Residence Inn	Austin	Marriott	$19,710,000
Fairfield Inn	El Paso	Marriott	$14,670,000
TownePlace Suites	Austin	Marriott	$17,775,000
Home 2 Suites	Summerville	Hilton	$14,692,500
Aloft	Atlanta	Marriott	$50,940,000

Schedule 5.5 to Seventh Amendment to Credit Agreement - KeyBank/Condor